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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 033-93066, 333-39371, and 333-53870.

/s/ Arthur Andersen LLP

Los Angeles, California
March 29, 2002